UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 28, 2006
                        (Date of earliest event reported)


                              The Eastern Company
             (Exact name of Registrant as specified in its charter)


Connecticut                         0-599                     06-0330020
-----------                         -----                     ----------
 (State of                 (Commission File Number)         (IRS Employer
incorporation)                                            Identification No.)


112 Bridge Street, Naugatuck, Connecticut                  06770
-----------------------------------------                  -----
 (Address of principal executive offices)               (Zip Code)


                                 (203) 729-2255
                                 --------------
              (Registrant's telephone number, including area code)

                                       -
               --------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 3e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 3 - Securities and Trading Markets

         ITEM 3.03 - Material Modifications to Rights of Security Holders

                  On September 28, 2006, under the authority of the board of directors of the Company, The Eastern Company announced a three-for-two (3/2) stock split of the Company's common shares. The record date is October 10, 2006, with the additional shares to be issued on October 17, 2006. Fractional shares created as a result of this split will be paid by cash.


Section 7 - Regulation FD.

         ITEM 7.01 - Regulation FD Disclosure

                  On September 28, 2006, pursuant to the authority delegated to the president of The Eastern Company by a resolution of the board of directors of the Company at a meeting held on April 26, 2006, Leonard F. Leganza, President & CEO of the Company announced a three-for-two (3/2) stock split of the Company's common shares. A copy of the Press Release dated September 28, 2006 announcing the three-for-two stock split is attached hereto.


Section 9 - Financial Statements and Exhibits

         ITEM 9.01 - (d) Exhibits

               (99) Press  Release  dated   September  28,  2006   announcing  a
                    three-for-two stock split of The Eastern Company 's common shares. The record date is October 10, 2006, with the additional shares to be issued on October 17, 2006. Fractional shares created as a result of this split will be paid by cash.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        The Eastern Company


Date:  September 28, 2006               By:  /s/Leonard F. Leganza
       -------------------              --------------------------
                                        Leonard F. Leganza
                                        President and Chief Executive Officer